Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 29, 2010, with respect to the financial statements and schedule of Russell Hobbs, Inc. as of June 30, 2009 and 2008 and for the years then ended. We have also issued our report dated September 25, 2008 (except for section titled “Water Filtration Business” in Note 5, as to which the date is March 29, 2010), with respect to the financial statements and schedule of Russell Hobbs, Inc. as of June 30, 2008 and June 30, 2007, and for the year ended June 30, 2008, the six months ended June 30, 2007 and the year ended December 31, 2006. These financial statements and schedules are included in the Spectrum Brands Holdings, Inc. Form S-4, as amended, filed with the SEC on May 7, 2010 and declared effective on May 11, 2010 which is incorporated by reference in this Registration Statement on Form S-8. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Spectrum Brands Holdings, Inc. in this Form S-8.

/s/ Grant Thornton LLP

Fort Lauderdale, Florida
June 14, 2010